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                                                                    EXHIBIT 23.4

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                 KPMG LLP
                 Chartered Accountants
                 2000 McGill College Avenue                                   Telephone (514) 840-2100
                 Suite 1800                                                   Telefax (514) 840-2187
                 Montreal (Quebec) H3A 3H6                                    www.kmpg.ca
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                  REPORT AND CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

The Board of Directors
Videotron Ltee
300 Viger Avenue East
Montreal, Quebec, Canada
H2X 3W4

The audits referred to in our report dated January 28, 2004, except as to note 23 which is as of November 15, 2004, included the related financial statement schedule as at and for each of the years in the three-year period ended December 31, 2003, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our auditors' report dated January 28, 2004, except as to note 23, which is as of November 15, 2004, on the consolidated balance sheets of Videotron Ltee and its subsidiaries as at December 31, 2002 and 2003, and the consolidated statements of operations, shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 2003 included herein. We consent to the use of our auditors' report dated January 22, 2004 on the balance sheets of Videotron Telecom Ltd. as at December 31, 2002 and 2003, and the statements of operations and deficit and cash flows for each of the years in the two-year period ended December 31, 2003 included herein and to the reference to our firm under the heading "Independent Auditors" and "Selected Consolidated Financial and Operating Data" in the Prospectus.

/s/ KPMG LLP

Chartered Accountants

Montreal, Canada
January 14, 2005

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[GRAPHIC]                                              212.715.1000
                                                       212.715.1399 Fax

                                                       399 Park Avenue
                                                       New York, NY 10022-4690
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                                January 14, 2005

VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re: Videotron Ltee and
      the Additional Registrants listed below
      Amendment No. 1 to the
      Registration Statement on Form F-4
      (REGISTRATION NUMBER 333-121032)

Ladies and Gentlemen:

    On behalf of Videotron Ltee (the "Company"), and the Company's subsidiary guarantors Videotron TVN inc., Le SuperClub Videotron ltee, Videotron (1998) ltee, Groupe de Divertissement SuperClub Inc., SuperClub Videotron Canada inc. and Les Proprietes SuperClub inc. (collectively, the "Additional Registrants"), we enclose for filing under the Securities Act of 1933, as amended, Amendment No. 1 to the Registration Statement on Form F-4 of the Company and the Additional Registrants.

    If you have any questions or comments with regard to this filing, please call Christine D. Rogers at (212) 715-1090.

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                                                          Very truly yours,

                                                          /s/ CHRISTINE D. ROGERS
                                                          ------------------------------------------
                                                          Christine D. Rogers
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Enclosure

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